                                                         Exhibit No. EX-99.12(a)

                               [SRSY LETTERHEAD]

                                 April 11, 2005

Board of Trustees
Voyageur Mutual Funds
2005 Market Street
Philadelphia, PA  19103

Board of Trustees
Voyageur Investment Trust
2005 Market Street
Philadelphia, PA  19103

          Re:  Agreement and Plan of Reorganization (the "Agreement") made as of the 7th day of April, 2005, by and between Voyageur Mutual Funds, a  statutory  trust  created  under  the  laws  of the  State  of
               Delaware,  on behalf of its series,  Delaware Tax-Free California
               Fund  ("Acquiring   Fund"),  and  Voyageur  Investment  Trust,  a
               business  trust  created  under the laws of the  Commonwealth  of
               Massachusetts,   on  behalf  of  its  series,  Delaware  Tax-Free
               California Insured Fund ("Acquired Fund")

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will consist of: (i) the  acquisition by Voyageur  Mutual Funds, on behalf of the Acquiring Fund, of substantially all of the property, assets and goodwill of the Acquired Fund in exchange  solely for (a) shares of beneficial  interest, no par value, of the Acquiring Fund - Class A ("Acquiring Fund Class A Shares"),
(b) shares of beneficial interest, no par value, of the Acquiring Fund - Class B
("Acquiring  Fund Class B Shares"),  (c) shares of beneficial  interest,  no par value,  of the Acquiring Fund - Class C ("Acquiring  Fund Class C Shares"),  (d)
shares of beneficial  interest,  no par value,  of the Acquiring  Fund - Class R
("Acquiring  Fund Class R Shares"),  (e) shares of beneficial  interest,  no par
value,  of  the  Acquiring  Fund  -   Institutional   Class   ("Acquiring   Fund
Institutional  Class Shares" and,  together with  Acquiring Fund Class A Shares,
"Acquiring  Fund Class B Shares,  Acquiring Fund Class C Shares,  Acquiring Fund
Class R Shares, the "Acquiring Fund Shares"), and (f) the assumption by Voyageur
Mutual Funds,  on behalf of the Acquiring Fund, of all of the liabilities of the
Acquired Fund; (ii) the distribution of (a) Acquiring Fund Class A shares to the shareholders of Acquired Fund - Class A Shares ("Acquired Fund Class A Shares"),
(b) Acquiring Fund Class B Shares to the shareholders of Acquired Fund - Class B
Shares  ("Acquired  Fund Class B Shares"),  (c) Acquiring Fund Class C Shares to
the  shareholders  of  Acquired  Fund - Class C Shares  ("Acquired  Fund Class C
Shares"), (d) Acquiring Fund Class R Shares to the shareholders of Acquired Fund
- Class R Shares  ("Acquired  Fund  Class R  Shares"),  and (e)  Acquiring  Fund
Institutional  Class Shares to the shareholders of Acquired Fund - Institutional
Class Shares ("Acquired Fund Institutional  Class Shares" and, together with the
Acquired Fund Class A Shares,  Acquired Fund Class B Shares, Acquired Fund Class
C Shares  and  Acquired  Fund  Class R  Shares,  the  "Acquired  Fund  Shares"),
according to their respective  interests in complete liquidation of the Acquired
Fund;  and (iii) the  dissolution  of the Acquired  Fund as soon as  practicable after  the  closing  (the  "Closing"),  all upon and  subject  to the  terms and conditions of the Agreement.

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the 7th day of April,  2005,  by and between the Voyageur
Mutual  Funds,  on behalf of the  Acquiring  Fund,  and the Voyageur  Investment
Trust,  on behalf of the  Acquired  Fund;  (b) the proxy  materials  provided to shareholders of the Acquired Fund in connection with the  Shareholders'  Meeting of the  Acquired  Fund  held on March  23,  2005;  (c)  certain  representations concerning the Reorganization  made to us by the Voyageur Mutual Funds Trust, on behalf of the Acquiring  Fund, and the Voyageur  Investment  Trust, on behalf of the  Acquired  Fund,  in a letter  dated  April 11,  2005  (the  "Representation
Letter");  (d) all other  documents,  financial  and other reports and corporate minutes we deemed relevant or appropriate;  and (e) such statutes,  regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing,  the  Acquiring  Fund will  continue to satisfy,  the  requirements  of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  for qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in
accordance   with  the  applicable  laws  of  the  State  of  Delaware  and  the
Commonwealth of Massachusetts,  the terms of the Agreement and the statements in the  Representation  Letter  with  regard to matters of fact,  it is our opinion that:

     1. The acquisition by the Acquiring Fund of substantially all of the assets and the  assumption of the  liabilities  of the Acquired Fund as provided for in the Agreement in exchange solely for the Acquiring Fund Shares,  followed by the distribution  by the Acquired Fund to its  shareholders  of the  Acquiring  Fund
Shares  in  complete  liquidation  of  the  Acquired  Fund,  will  qualify  as a reorganization  within the  meaning of Section  368(a)(1)  of the Code,  and the
Acquired   Fund  and  the   Acquiring   Fund  each  will  be  a  "party  to  the
reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer  of  substantially  all of its  assets  to and  the  assumption  of the liabilities  by the Acquiring  Fund in exchange  solely for the  Acquiring  Fund
Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt by it of  substantially  all of the assets to and the  assumption of the liabilities  of the  Acquired  Fund in exchange  solely for the  Acquiring  Fund
Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired  Fund (in pursuance of the  Agreement)  pursuant to
Section 361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Closing of the Reorganization pursuant to Section
1223(1) of the Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

     Our opinion is  conditioned  upon the  performance  by the Voyageur  Mutual
Funds,  on behalf of the Acquiring Fund, and the Voyageur  Investment  Trust, on
behalf of the Acquired  Fund,  of their  undertakings  in the  Agreement and the
Representation  Letter.  Our opinion is limited to the transactions  incident to the Reorganization  described herein, and no opinion is rendered with respect to
(i) any other  transaction  or (ii) the effect,  if any,  of the  Reorganization
(and/or the transactions  incident thereto) on any other transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being rendered to the Voyageur  Mutual Funds,  on behalf of the Acquiring Fund, and the Voyageur Investment Trust, on behalf of the Acquired
Fund, and may be relied upon only by such funds and the shareholders of each. We hereby  consent to the use of this  opinion  as an  exhibit to the  Registration
Statement  of the  Acquired  Fund on Form  N-14,  and  any  amendments  thereto, covering  the  registration  of  the  shares  of the  Acquired  Fund  under  the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      By:   /s/William S. Pilling, III
                                            William S. Pilling, III, a partner